Greenopia

Greenopia: Your guide to verified sustainable businesses. Shop healthier, greener, better. Invest in our mission to empower conscious choices!


Your guide to verified sustainable businesses.
Shop healthier, greener, better. Invest in our mission to empower conscious choices!
Listed on
greenopia
2025

Invest

$99.20 minimum investment

DEADLINE: December 5, 2025

in 3 months

SHARE PRICE
$0.64

TOTAL RAISED ON NETCAPITAL
$30,702

TOTAL RAISED THIS ROUND
$30,702

VALUATION THIS ROUND
$4,552,000

Reg CF offering provided by Netcapital Funding Portal Inc.

OUR STORY

I'm Gay Browne, founder of Greenopia. Many years ago I was amazed at how hard it was to find local, sustainable, healthy businesses and I wanted to make it easier for people.

I spent months researching businesses in my neighborhood that were committed to clean, ethical practices, and the impact on my family's health was life-changing. Sifting through greenwashed buzzwords to find these products and services was incredibly challenging – so I decided to turn my efforts into a resource to help other conscious consumers.

Greenopia is a proprietary system for assessing ESG credentials based on 3 questions: Is it healthy for you, is it healthy for the community, and is it healthy for the planet?

Our approach has grown from door to door research into an assessment system designed by the Brenn School, one of the leading centers for environmental studies.

From restaurants to dry cleaners and pet shops, Greenopia evaluates and verifies all types of local businesses.

We first launched with printed guidebooks which received a number of accolades, including the EPA's Climate Protection Award.

When I met Jon Cross, my co-founder who spent 20 years at Google leading user experience innovation for millions of Ads customers, we saw an opportunity to scale Greenopia's rating technology and launch a major expansion for the digital world. Now, you have an opportunity to become a founding investor in a green platform with a proven model for profitability. Join us in doing well, by doing good, and growing Greenopia to every city.

> Greenopia fulfills a need that hasn't been addressed to date: systemically moving consumer spending towards sustainable, responsible businesses. I'm excited to see their shift to a digital solution after proving the demand in their print version.
>
> CHIP CONLEY - NY TIMES BESTSELLING AUTHOR AND FOUNDER OF MEA

Success to date

Legacy of 120,000 verified business listings

EPA-awarded, proprietary assessment system

75,000 printed guidebooks sold at $17.95

Diverse and multi-skilled team onboarded

Updated research with in-depth user study

Previous partnership with American Express


LOCAL SUSTAINABLE LIVING
Proudly listed on Atlanta's Green Guide
greenopia

THE PROBLEM & OUR SOLUTION

A **personal sustainability guide** helping you navigate the overwhelming landscape of sustainability and healthy choices to find carefully assessed local businesses and products that are healthy for you and the planet

greenopia

---

greenopia

FOR USERS

- Map and tags for easy navigation
- Customized favorites feed
- Carefully vetted listings with in depth details on their sustainable practices
- Exclusive offers and news from their favorite places
- Accumulative impact tracking and visualization



Nice!
Browse what's good
Pet Food
Nail Salon
Grocery
Plumbing
Cafe Gratitude
Planet
We strive to make our world regenerative. We do our part by sourcing our food from local farms, that are working with soil-building practices. By purchasing organic
Congratulations! You've earned a badge!
Consistency is paying off!
Meatless lunch
Started 13 Jan

---

greenopia

FOR BUSINESSES

Low price.

Wide reach.



Cafe Gratitude
Tuesday, 9 May, 2025
312 Rose Ave
Browse what's good

Free

$0

per listing/month

For Verified Businesses

- Get listed on the app
- Visibility
- Option to get greener

Get Started

Premium

$10

per listing/month

For Verified Businesses

- Everything from Free +
- Extremely affordable marketing
- Customer engagement
- Community
- Spotlight
- Green coaching
- Green supplier contacts
- More to come

Get Started

MAP AND TAGS FOR EASY NAVIGATION

CUSTOMIZED FAVORITES FEED

SPECIAL OFFERS FROM MERCHANTS TO CUSTOMER

> We've been saying for years "Where we spend our money is our most powerful vote" Greenopia will give this generation the trusted guidance to vote for a greener world.
>
> RYLAND ENGELHART - CO-FOUNDER OF CAFE GRATITUDE & KISS THE GROUND

BUSINESS MODEL & MARKET

greenopia

BUSINESS MODEL

SUBSCRIPTIONS


Premium
$10
per listing/month
For Verified Businesses
Everything from Free +
Extremely affordable marketing
Customer engagement
Community
Spotlight
Green coaching
Green supplier contacts
More to come
Get Started

- Merchant marketing subscriptions to engage users with promotions and incentives
- User subscriptions for additional services (eg. concierge) and extra content

ADVERTISING


greenopia
Bragging rights
Precise connections
Your ad goes here
Map
Tags
Feed
Only good stuff

- Sponsorship and advertising within Greenopia's properties
- Businesses can promote their sustainability practices

LICENSING


API

- Licensing, partnerships & API to extend Greenopia's reach
- Brands can utilize Greenopia's business listings to promote sustainability

B2B PRODUCT REFERRALS



- Refer sustainable product suppliers to our network of small businesses eg. sustainable to-go containers, bamboo utensils, zero waste products

How big is the opportunity?

$472B
CURRENT SIZE OF THE LIFESTYLE OF HEALTH & SUSTAINABILITY (LOHAS) MARKET, GROWING AT 10% PER YEAR; ⅓ OF AMERICAN ADULTS

214M
AMERICANS WHO WOULD PREFER TO SPEND MONEY ON SUSTAINABLE PRODUCTS AND SERVICES, WITH ONLY 26% ACTING ON THOSE CONCERNS

>9M
US GOOGLE SEARCHES PER MONTH RELATING TO SUSTAINABLE SHOPPING, LIVING & EATING

34M
SMALL & MEDIUM SIZED BUSINESSES IN AMERICA

PRESS

STARTING 2007

Our previous press



The Next Big Environmental David-and-Goliath Trial by William Langewiesche
VANITY FAIR
EXCLUSIVE!
SNEAK PREVIEW OF LEONARDO DICAPRIO'S
NEW DOCUMENTARY FILM, THE 11TH HOUR
THE WHITE HOUSE'S DIRTY HANDS
THE GASPING AMAZON
OUR 2ND ANNUAL
GREEN ISSUE
Green Guide
Need an environmentally friendly place to take your cleaning? Have a vegan visitor? Gay Browne's Greenopia guides are a cornucopia of eco-chic, city-specific information on green living. The San Francisco edition is due mid-April, with more to follow. (greenopia.com)
p. 78, May 2007
Greenopia
the urban dweller's guide to green living

VANITY FAIR O MAGAZINE &MANY MORE

- Press release, April 2025
- LinkedIn announcement, April 2025
- Eden Magazine Dec 2020
- Green.org, Oct 2020
- Greenopia newsletter, April 2025

SUSTAINABLE LIVING GUIDE | YOUR CITY

COMING SOON

MORE PRESS AND UPDATES


Listed on
greenopia

OUR TEAM

Our Team



Gay Browne
CEO



Jon Cross
Operations



Nastia Nemro
Creative

INVESTOR INVITATION

We all want to live in a clean environment, free from toxic substances that affect our health and lifestyle. We all consume products and services.

Greenopia believes in the power of incentives to drive small changes in consumer habits that collectively add up to huge impact. We are convinced that there's a bigger opportunity, and therefore a bigger market, to influence change in small ways, than to ask the whole population to strive for perfection.

Greenopia cuts through the noise and empowers consumers to find local places that align with their values.

USE OF PROCEEDS

If the offering's maximum amount of $505,778 is raised:

Use	Value	% of Proceeds
App Development	$150,500	29.8%
Onboarding Operations	$75,000	14.8%
Salaries	$125,000	24.7%
Marketing	$75,000	14.8%
Legal & Accounting	$50,000	9.9%
Intermediary fees	$24,783	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of common shares, under registration exemption 4(a)(6), in Greenopia USA Inc. This offering must reach its target of at least $10,000 by its offering deadline of December 5, 2025 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

7,902,778 shares
× $0.64 per share

$5,057,778 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on July 29, 2025
- Form C/A on July 29, 2025

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jul 29, 2025 • Filed Form C/A

Jul 29, 2025 • Filed Form C

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